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                                                                EXHIBIT 5.1


                         Donahue, Mesereau & Leids, LLP
                      1900 Avenue of the Stars, Suite 2700
                          Los Angeles, California 90067
                               Tel: (310) 277-1441
                               Fax: (310) 277-2888
                           e-mail: seccorplaw@aol.com


Environmental Products & Technologies Corporation
5380 Sterling Center Drive
Westlake Village, California 91361

                  Re: Environmental Products & Technologies Corporation Registration Statement on Form SB-2
                       (Registration No. 333-53397)
                       -------------------------------------------------

Ladies and Gentlemen:

         We have examined the Registration Statement on Form SB-2 filed by you with the Securities and Exchange Commission (the "Commission") on May 22, 1998 (Registration No. 333-53397), as amended by Amendment No. 1 to Form SB-2 filed by you with the Commission on August 18, 1998, as amended by Amendment No. 2 to Form SB-2 filed by you with the Commission on September 17, 1998 (as amended, the "Registration Statement"), for the purpose of registering under the Securities Act of 1933, as amended, 2,820,000 shares of your Common Stock, par value $.01 per share, and such indeterminate number of shares as set forth in the Registration Statement (the "Shares") to be sold by the selling stockholders identified therein (the "Selling Stockholders"). As your counsel in connection with this transaction, we have examined the proceedings taken and are familiar with the proceedings proposed to be taken by you in connection with the sale and issuance of the Shares.

         On the basis of such investigation as we have deemed necessary, we are of the opinion that the Shares will be, when sold by the Selling Stockholders, fully paid and non-assessable shares of Common Stock of the Company.

         We hereby consent to the use of this opinion as an exhibit to the Registration Statement, and further consent to the use of our name wherever appearing in such Registration Statement, including the prospectus constituting a part thereof, and any amendment thereto.


                                               Very truly yours,



                                               DONAHUE, MESEREAU & LEIDS, LLP